Exhibit 99.2

Unaudited Pro Forma Condensed

Combined Financial Information

The following unaudited pro forma condensed combined financial information for the year ended December 31, 2006 reflects the historical results of ClearPoint Business Resources, Inc. (“ClearPoint”), adjusted to give effect to the merger with Terra Nova Acquisition Corporation (“Terra Nova”) consummated on February 12, 2007 (“Merger”) and the February 23, 2007 acquisition of certain assets of ALS, LLC and its subsidiaries (“Acquisition”), doing business as Advantage Services Group (“ASG”).

The Merger has been accounted for as a reverse acquisition under the purchase method of accounting. ClearPoint has been treated as the continuing reporting entity for accounting purposes. The assets and liabilities of Terra Nova have been recorded, as of the completion of the merger, at fair value, which is considered to approximate historical cost and added to those of ClearPoint. Since Terra Nova had no operations, the Merger has been accounted for as a recapitalization of ClearPoint. The Acquisition has been accounted for under the purchase method of accounting and the purchase price of $24.3 million has been allocated to fixed assets, contract rights, goodwill and selected current liabilities acquired on a fair value basis as determined by management and based upon a purchase price allocation study conducted by an independent valuation firm.

Presented below is the unaudited pro forma combined financial information that reflects the Merger as a recapitalization of ClearPoint and the Acquisition. This information has been derived from the audited financial statements of ClearPoint, Terra Nova and ASG as of December 31, 2006. Neither ClearPoint, nor Terra Nova nor ASG assumes any responsibility for the accuracy or completeness of the information provided by the other parties. This information should be read together with the audited financial statements of ClearPoint and Terra Nova filed previously with the SEC and the audited financial statements of ASG included elsewhere in this Form 8-K/A.

The pro forma condensed combined statement of operations for the year ended December 31, 2006 reflects the historical results of operations of each of ClearPoint, Terra Nova and ASG, as adjusted to give pro forma effect to the Merger and the Acquisition, as if all had occurred on January 1, 2006. The unaudited pro forma condensed combined balance sheet at December 31, 2006 reflects the historical financial positions of ClearPoint, Terra Nova and ASG, as of such date, as adjusted to give pro forma effect to the Merger and the Acquisition as if such transactions had occurred on December 31, 2006. The unaudited pro forma condensed combined statement of operations does not purport to represent the results of operations which would have occurred had such transactions been consummated on the dates indicated or results of operations for any future date or period. The assets and liabilities of Terra Nova have been presented at their historical cost (which is considered to be the equivalent of estimated fair value) with no goodwill or other intangible assets recorded and no increment in stockholders’ equity. The Acquisition has been accounted for under the purchase method of accounting and the purchase price of $24.3 million has been allocated to fixed assets, contract rights, goodwill and selected current liabilities acquired on a fair value basis as determined by management and based upon a purchase price allocation study conducted by an independent valuation firm.

The pro forma adjustments are based upon available information and assumptions that ClearPoint believes are reasonable. The pro forma condensed combined statements of operations and the pro forma condensed combined balance sheet do not purport to represent the results of operations which would have occurred had such transactions been consummated on the dates indicated or the financial position for any future date or period.

The following information should be read in conjunction with the pro forma condensed combined financial information:

•	accompanying notes to the unaudited pro forma condensed combined information;

•	separate historical audited consolidated financial statements of ClearPoint for the year ended December 31, 2006 included in its Form 8-K filed with the SEC on April 5, 2007;

•	separate historical audited financial statements of Terra Nova for the year ended December 31, 2006 included in its Form 10-KSB filed with the SEC on February 9, 2007; and

•	separate historical audited financial statements of ASG for the year ended December 31, 2006 included elsewhere in this Form 8-K/A.

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended December 31, 2006

(in thousands, except per share amounts)

	ClearPoint	Terra Nova	ASG	Adjustments		Pro Forma
Sales	$113,942	$—	$102,851	$—		$216,793
Cost of sales	93,337	—	86,455	—		179,792

Gross profit	20,605	—	16,396	—		37,001
Selling, general and administration expense	13,550	815	13,343	110	(1)	27,818
Depreciation and amortization	2,489	—	1,143	2,589	(2)	6,221

Income (loss) from operations	4,566	(815)	1,910	(2,699)		2,962
Interest (expense) income	(3,349)	1,180	(855)	1,210	(3)	(1,814)
Interest (expense) on warranty liability	(1,723)	—	—	1,723	(4)	—
Other income (expense)	26	—	—	—		26

Net income (loss) before taxes	(480)	365	1,055	234		1,174
Income taxes	945	129	—	(630	)(5)	1,704

Net income (loss)	(1,425)	236	1,055	(396)		(530)

Pro forma weighted average number of common shares outstanding – basic						13,209
Pro forma weighted average number of common shares outstanding – diluted						14,176
Pro forma net loss per common share – basic						$(0.04)
Pro forma net loss per common share – diluted						$(0.04)

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

(1)	110	Incremental fees paid to TerraNova Management Corp.

(2)	3,595	Amortization of contract rights acquired in the Acquisition
	(1,006)	Elimination of original ASG amortization of contract rights

	2,589	Total adjustments to depreciation and amortization

(3)	3,130	Reduction in interest expense due to repayment of debt with Bridge Healthcare Finance
	(515)	Interest expense on short-term debt incurred as a result of the Acquisition
	(225)	Interest expense on long-term debt incurred as a result of the Acquisition
	(1,180)	Reduction in interest income earned in Trust Fund

	1,210	Total adjustments to interest (expense) income

(4)	1,723	Elimination of interest expense on warrant liability

(5)	630	Adjustment to provision for income taxes on a pro forma consolidated basis

Unaudited Pro Forma Condensed Combined Balance Sheet

At December 31, 2006

(in thousands)

	ClearPoint	Terra Nova	Adjustments		ASG	Adjustments		Pro Forma
Assets
Cash and cash equivalents	$500	$42	$9,452	(1)	$—	$(8,900	)(4)	$1,094
Securities, held in Trust Fund	—	30,481	(30,481	)(1)	—	—		—
Other current assets	14,996	26	—		9,358	(9,358	)(5)	15,022

Total current assets	15,496	30,549	(21,029)		9,358	(18,258)		16,116
Other assets	6,501	—	—		5,080	2,740	(6)	14,321
Goodwill	256	—	—		7,305	9,225	(7)	16,786

Total assets	$22,253	$30,549	$(21,029)		$21,743	$(6,293)		$47,223

Liabilities and stockholders’ equity
Total current liabilities	$6,426	$488	$(258	)(1)	$15,280	$(14,930	)(8)	$7,006
Short-term debt	—	—	—		—	7,100	(9)	7,100
Long-term debt	13,755	—	(12,465	)(1)	—	3,000	(9)	4,290
Other long-term liabilities	4,786	—	(3,292	)(1)	513	1,987	(10)	3,994
Common stock subject to possible conversion	—	6,093	(6,093	)(2)	—	—		—
Common stock	6	1	(6	)(3)	—	—		1
Additional paid-in capital, net of treasury stock	594	23,487	(2,813	)(1)	—	2,500	(11)	23,768
	—	—	6,093	(2)	—	—		6,093
	—	—	(11	)(1)	—	—		(11)
	—	—	486	(3)	—	—		486
	—	—	124	(3)	—	—		124
Retained earnings accumulated during development stage	—	480	(480	)(3)	—	—		—
(Deficit) / Members’ Equity	(3,314)	—	(1,950	)(1)	5,950	(5,950	)(12)	(5,264)
	—	—	(130	)(1)				(130)
	—	—	(110	)(1)	—	—		(110)
	—	—	(124	)(3)				(124)

Stockholders’ equity	(2,714)	23,968	1,079		5,950	(3,450)		24,833

Total liabilities and stockholders’ equity	$22,253	$30,549	$(21,029)		$21,743	$(6,293)		$47,223

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

(1)	30,481	Conversion of securities held in Trust Fund into unrestricted cash
	(2,813)	Payment of fees to investment advisors, attorneys, and accountants
	(130)	Payment of compensation expenses
	(258)	Payment of other expenses related to the Merger
	(12,465)	Repayment of ClearPoint debt facilities with Bridge Healthcare Finance (“Bridge”)
	(3,292)	Redemption of ClearPoint warrants
	(110)	Incremental fees paid to TerraNova Management Corp.
	(1,950)	Premium on early extinguishment of Bridge debt
	(11)	Conversion of 2,000 shares from cash in trust

	9,452	Total adjustments to cash

	(30,481)	Conversion of securities held in Trust Fund into unrestricted cash
	(258)	Payment of other expenses related to the Merger
	(12,465)	Repayment of ClearPoint debt facilities with Bridge
	(3,292)	Redemption of ClearPoint warrants
	(2,813)	Reduction of paid-in capital for payment of fees to investment advisors, attorneys and accountants
	(11)	Conversion of 2,000 shares from cash in trust
	(1,950)	Premium on early extinguishment of Bridge debt
	(130)	Compensation expense
	(110)	Incremental fees paid to TerraNova Management Corp.

Notes to Unaudited Pro Forma Condensed Combined Balance Sheet (continued)

(2)	(6,093)	Reclassification of common stock subject to possible conversion to paid-in capital
	6,093	Reclassification of common stock subject to possible conversion to paid-in capital

(3)	(6)	Common stock of ClearPoint
	(480)	Transfer from earnings accumulated during development stage
	486	Additional paid-in capital
	124	Stock based compensation adjustment to paid-in capital
	(124)	Stock based compensation expense

(4)	(19,000)	Cash portion of ASG purchase price
	7,100	Short-term debt incurred as a result of the Acquisition
	3,000	Long-term debt incurred as a result of the Acquisition

	(8,900)

(5)	(9,358)	Elimination of current assets not acquired in the Acquisition

(6)	(4,450)	Elimination of other assets not acquired in the Acquisition
	7,190	Value of contract rights purchased in the Acquisition

	2,740

(7)	(7,305)	Elimination of goodwill not acquired in the Acquisition
	16,530	Value of goodwill purchased in the Acquisition

	9,225

(8)	(14,930)	Elimination of current liabilities not acquired in the Acquisition

(9)	7,100	Short-term debt incurred as a result of the Acquisition
	3,000	Long-term debt incurred as a result of the Acquisition

(10)	(513)	Elimination of other long-term liabilities not acquired in the Acquisition
	2,500	Note payable issued by ClearPoint in the Acquisition

	1,987

(11)	2,500	Common stock issued by ClearPoint in the Acquisition

(12)	(5,950)	Elimination of ASG members equity

Comparative Per Share Data

The following table sets forth unaudited pro forma combined per share ownership information of ClearPoint, Terra Nova and ASG and its subsidiaries after giving effect to the Merger and Acquisition.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of ClearPoint, Terra Nova and ASG would have been had the companies been combined.

	In thousands, except per share data
	Clear Point	Terra Nova	ASG	Combined Company
Number of shares of common stock outstanding upon consummation of the Merger and Acquisition	6,491	6,718	—	13,209
Book Value—historical at December 31, 2006	$(2,714)	$23,968	$5,950	$24,833
Book Value—per share—historical December 31, 2006				$1.88
Loss per share—basic pro forma year ended December 31, 2006				$(0.04)
Loss per share—diluted pro forma year ended December 31, 2006				$(0.04)